UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ThermoGenesis Holdings, Inc. (the “Company”) held a special meeting of stockholders on February 23, 2023 (the “Special Meeting”). The following proposals were approved according to the following final voting results:

1.
The stockholders approved, pursuant to NASDAQ Listing Rule 5635(d), the issuance of up to 326,171 shares of our common stock upon the exercise of our common warrants issued to investors in our public offering that closed on October 28, 2022 (“October 2022 Offering”) that may be equal to or exceed 20% of our common stock outstanding before the October 2022 Offering (the “Warrant Exercise Proposal”):

For	353,593
Against	9,932
Abstain	573
Broker Non-Votes	0
Uncast	0

2.	The stockholders approved the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the foregoing proposal.

For	348,267
Against	14,921
Abstain	910
Broker Non-Votes	0
Uncast	0

The stockholders did not vote on any other matters at the Special Meeting.

Item 8.01.	Other Events.

As a result of the approval of the Warrant Exercise Proposal at the Special Meeting, the 326,171 common warrants issued in the October 2022 Offering became exercisable on February 23, 2023 and will be exercisable for a period of five (5) years thereafter, subject to the terms and conditions of the common warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)

Dated: February 27, 2023	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer